EXHIBIT 99.1

HSN, Inc. Reports Second Quarter 2015 Results

HSNi Highlights for the Second Quarter 2015:

  Net sales increased 4% with digital sales up 11%
  Adjusted EBITDA increased 10%
  Adjusted EPS increased 7% to $0.81 per share

ST. PETERSBURG, Fla., Aug. 6, 2015 (GLOBE NEWSWIRE) -- HSN, Inc. (NASDAQ:HSNI) reported results for the second quarter ended June 30, 2015 for HSN, Inc. ("HSNi" or "Company") and its two operating segments, HSN and Cornerstone.

Table 1
HSNi SUMMARY RESULTS AND KEY OPERATING METRICS (a)
(In millions, except per share and average price point amounts)

	Q2 2015	Q2 2014	Change

Net Sales	$885.6	$855.2	4%

Adjusted EBITDA (Non-GAAP) (b)	$90.0	$82.1	10%
Operating Income (GAAP)	$70.7	$67.4	5%

Adjusted Net Income (Non-GAAP) (b)	$43.5	$40.9	6%
Net Income (GAAP)	$41.6	$40.9	2%

Adjusted EPS (Non-GAAP) (b)	$0.81	$0.76	7%
Diluted EPS (GAAP)	$0.78	$0.76	3%

Average price point	$66.98	$65.15	3%
Units shipped	14.7	14.7	—%
Gross margin	38.0%	36.6%	140 bps
Return rate	16.2%	16.5%	(30 bps)
Digital sales penetration	49.9%	46.6%	330 bps

(a) HSNi's two operating segments, HSN and Cornerstone, are presented separately in Tables 2 and 3 of this release.
(b) Q2 2015 results exclude $3.0 million, or $0.03 per diluted share, for certain costs associated with the planned closure of one of HSN's distribution centers as part of its supply chain optimization initiative.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Second Quarter 2015 Results vs Second Quarter 2014 Results

  HSNi's net sales grew 4% over the prior year to $885.6 million. HSN's net sales increased 3% to $572.3 million, including 11% growth in digital sales. Cornerstone's net sales increased 5% to $313.3 million, including 10% growth in digital sales.
  HSNi's Adjusted EBITDA increased 10% to $90.0 million. HSN's Adjusted EBITDA increased 9% to $68.2 million. Cornerstone's Adjusted EBITDA increased 12% to $21.8 million. HSNi's operating income, which includes $3.0 million for certain costs associated with the planned closure of one of HSN's distribution centers, increased 5% to $70.7 million.
  Adjusted EPS, which excludes $0.03 per diluted share for certain costs associated with the planned closure of one of HSN's distribution centers, increased 7% to $0.81 compared to $0.76 in the prior year. Diluted EPS increased 3% to $0.78 compared to $0.76 in the prior year.
  During the second quarter, HSNi repurchased approximately 159,000 shares of its common stock at a cost of $10.4 million, representing an average cost of $65.59. Additionally, in August 2015, HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable September 16, 2015 to shareholders of record as of September 2, 2015.

"Our ongoing focus on content-driven commerce continues to position us well for long-term growth," stated Mindy Grossman, CEO of HSN, Inc. "HSNi's results in the quarter reflected strong top and bottom line performance, particularly on our digital and mobile platforms. We continue to advance our strategies to remain a leader in boundaryless retail."

Table 2

SEGMENT RESULTS
($ in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
Net Sales
HSN	$572.3	$556.5	3%	$1,172.8	$1,101.0	7%
Cornerstone	313.3	298.7	5%	554.7	531.6	4%
Total HSNi	$885.6	$855.2	4%	$1,727.5	$1,632.6	6%

Gross Profit
HSN	$209.3	$196.5	7%	$416.8	$387.1	8%
Cornerstone	127.3	116.6	9%	219.9	201.8	9%
Total HSNi	$336.5	$313.1	7%	$636.7	$588.9	8%

Adjusted EBITDA (Non-GAAP measure)
HSN (a)	$68.2	$62.7	9%	$134.4	$121.8	10%
Cornerstone (b)	21.8	19.4	12%	28.8	20.1	44%
Total HSNi (a)(b)	$90.0	$82.1	10%	$163.2	$141.8	15%

Operating Income
HSN	$53.5	$52.1	3%	$108.5	$100.6	8%
Cornerstone	17.2	15.3	12%	19.3	8.6	124%
Total HSNi	$70.7	$67.4	5%	$127.7	$109.2	17%

(a) Results for the three and six months ended June 30, 2015 exclude $3.0 million of costs associated with the planned closure of one of HSN's distribution centers.
(b) Results for the six months ended June 30, 2014 exclude a $3.1 million settlement with the Consumer Product Safety Commission.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
HSN:
Average price point	$58.20	$57.62	1%	$57.74	$57.00	1%
Units shipped (millions)	11.4	11.2	2%	23.4	22.4	5%
Gross margin	36.6%	35.3%	130 bps	35.5%	35.2%	30 bps
Return rate	18.0%	18.7%	(70 bps)	17.8%	18.5%	(70 bps)
Digital sales penetration	40.3%	37.2%	310 bps	40.5%	37.6%	290 bps
Cornerstone:
Average price point	$96.16	$88.95	8%	$87.69	$80.26	9%
Units shipped (millions)	3.4	3.5	(3)%	6.5	6.9	(5)%
Gross margin	40.6%	39.1%	150 bps	39.6%	38.0%	160 bps
Return rate	12.7%	12.2%	50 bps	13.0%	12.9%	10 bps
Digital sales penetration	67.4%	64.1%	330 bps	67.7%	65.7%	200 bps
Catalog circulation (millions)	85.9	83.5	3%	169.6	165.2	3%

 HSN Segment Results for the Second Quarter 2015

HSN's net sales increased 3% to $572.3 million with strong sales growth in apparel & accessories and electronics, offset by decreases in jewelry and home.  Digital sales grew 11% with penetration increasing 310 basis points to 40.3%. The return rate improved 70 basis points to 18.0% primarily due to changes in product mix. Units shipped increased 2% and average price point increased 1%.

Gross profit increased 7% to $209.3 million. Gross margin increased 130 basis points to 36.6% primarily due to favorable vendor settlements and lower inventory-related costs including inbound freight and duties.

HSN recorded $3.0 million for certain costs associated with the planned closure of one of its distribution centers as part of its supply chain optimization initiative. Excluding non-cash charges and the costs associated with the planned closure of the distribution center, operating expenses as a percentage of net sales increased 70 basis points to 24.7% primarily due to increases in bad debt expense and employee-related costs.

Adjusted EBITDA increased 9% to $68.2 million. Operating income increased 3% to $53.5 million.

Cornerstone Segment Results for the Second Quarter 2015

Cornerstone's net sales increased 5% to $313.3 million due to sales growth in the home brands. Digital sales penetration increased 330 basis points to 67.4% compared to the prior year.

Gross profit increased 9% to $127.3 million. Gross margin increased 150 basis points to 40.6% primarily due to improvement in overall product and shipping margins, particularly at Garnet Hill. Operating expense as a percentage of net sales (excluding non-cash charges) increased 110 basis points to 33.6% primarily due to increases in employee-related costs and selling and marketing expenses.

Adjusted EBITDA increased 12% to $21.8 million. Operating income increased 12% to $17.2 million.

Liquidity and Capital Resources

As of June 30, 2015, HSNi had cash and cash equivalents of $74.2 million compared to $160.0 million at December 31, 2014 and $122.3 million at June 30, 2014. The decrease in cash of $85.8 million compared to December 31, 2014 is primarily due to the funding of HSNi's capital return plan, offset by cash generated from operations. Net cash provided by operating activities in the six months ended June 30, 2015 was $72.3 million compared to $28.2 million in the prior year. The increase is primarily due to an increase in collections of accounts receivable and improved operating performance, offset by an increase in required income tax payments.

As of June 30, 2015, total debt was $675 million, resulting in a ratio of total debt to Adjusted EBITDA, as defined in HSNi's credit agreement, of approximately 1.9x as compared to a maximum allowable leverage ratio of 3.5x.

HSNi's board of directors approved a quarterly cash dividend of $0.35 per share payable September 16, 2015 to shareholders of record as of September 2, 2015. During the second quarter of 2015, HSNi repurchased approximately 159,000 shares at an aggregate cost of $10.4 million, representing an average cost of $65.59 per share. As of June 30, 2015, there were 3.7 million shares remaining under the existing repurchase authorization.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries. Forward-looking statements are based on management's current expectations and assumptions which may not prove to be accurate. Forward-looking statements are not guarantees of performance or historical facts and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: our ability to attract new and retain existing customers in a cost-effective manner; our exposure to intense competition and our ability to effectively compete for customers; changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized access or disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; any material change in HSNi's business prospects and/or strategy, including whether HSNi's initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; risks associated with litigation; risks associated with acquisitions including the ability to successfully integrate new businesses and achieve expected benefits and results; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Chief Operating Officer and Chief Financial Officer, will hold a conference call on Thursday, August 6, 2015 at 9:00 a.m., Eastern Daylight Time, to discuss these results. Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call. There will also be a simultaneous audio webcast available via HSNi's website at http://www.hsni.com.

A replay of the conference call can be accessed until Thursday, August 20, 2015 by dialing 855-859-2056 or 404-537-3406, plus the pass code 80665308 and will also be hosted on the company's website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.6 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes approximately 325 million catalogs annually, operates seven separate digital sales sites and operates 11 retail and outlet stores.

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales	$885,642	$855,204	$1,727,529	1,632,624
Cost of sales	549,105	542,069	1,090,787	1,043,715
Gross profit	336,537	313,135	636,742	588,909
Operating expenses:
Selling and marketing	191,936	182,747	367,293	349,986
General and administrative	62,813	52,218	119,403	108,129
Depreciation and amortization	11,085	10,803	22,334	21,559
Total operating expenses	265,834	245,768	509,030	479,674
Operating income	70,703	67,367	127,712	109,235
Interest expense, net	(3,880)	(1,810)	(7,177)	(3,509)
Income before income taxes	66,823	65,557	120,535	105,726
Income tax provision	(25,191)	(24,617)	(45,214)	(40,604)
Net income	$41,632	$40,940	$75,321	$65,122

Net income per share
Basic	$0.79	$0.77	$1.43	$1.23
Diluted	$0.78	$0.76	$1.40	$1.21

Shares used in computing earnings per share
Basic	52,683	52,916	52,628	53,037
Diluted	53,675	53,745	53,718	53,954

Dividends declared per common share	$0.35	$0.25	$10.70	$0.50

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 30,	December 31,	June 30,
	2015	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$74,177	$159,985	$122,332
Accounts receivable, net	195,468	317,785	199,897
Inventories	448,792	398,705	382,696
Deferred income taxes	29,775	32,668	26,849
Prepaid expenses and other current assets	61,241	44,728	63,350
Total current assets	809,453	953,871	795,124
Property and equipment, net	199,906	193,889	173,912
Intangible assets, net	261,863	261,962	262,159
Goodwill	9,858	9,858	9,858
Other non-current assets	18,264	12,614	18,367
TOTAL ASSETS	$1,299,344	$1,432,194	$1,259,420
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$222,857	$255,287	$219,728
Current maturities of long-term debt	12,500	17,188	14,063
Accrued expenses and other current liabilities	183,634	241,074	187,237
Total current liabilities	418,991	513,549	421,028
Long-term debt, net of current maturities	662,500	210,938	220,312
Deferred income taxes	81,998	88,787	80,733
Other long-term liabilities	21,405	16,579	15,368
Total liabilities	1,184,894	829,853	737,441
Total shareholders' equity	114,450	602,341	521,979
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,299,344	$1,432,194	$1,259,420

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities attributable to operations:
Net income	$75,321	$65,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,334	21,559
Stock-based compensation expense	9,424	7,810
Amortization of debt issuance costs	1,276	552
Deferred income taxes	(3,611)	(4,115)
Bad debt expense	13,338	9,225
Excess tax benefits from stock-based awards	(8,251)	(4,981)
Other	673	135
Changes in current assets and liabilities:
Accounts receivable	108,998	55,993
Inventories	(50,087)	(55,377)
Prepaid expenses and other assets	(17,023)	(14,035)
Accounts payable, accrued expenses and other liabilities	(80,092)	(53,690)
Net cash provided by operating activities	72,300	28,198
Cash flows from investing activities:
Capital expenditures	(26,242)	(15,901)
Other	6	(491)
Net cash used in investing activities	(26,236)	(16,392)
Cash flows from financing activities:
Borrowings under term loan	500,000	—
Repayments of term loan	(228,125)	(6,250)
Borrowings under revolving credit facility	225,000	—
Repayments of revolving credit facility	(50,000)	—
Payments of debt issuance costs	(6,620)	—
Repurchase of common stock	(18,335)	(50,979)
Cash dividends paid	(561,182)	(26,429)
Proceeds from issuance of common stock	11,357	1,441
Tax withholdings related to stock-based awards	(12,218)	(8,653)
Excess tax benefits from stock-based awards	8,251	4,981
Net cash used in financing activities	(131,872)	(85,889)
Total cash used in continuing operations	(85,808)	(74,083)
Total cash used in discontinued operations	—	(18)
Net decrease in cash and cash equivalents	(85,808)	(74,101)
Cash and cash equivalents at beginning of period	159,985	196,433
Cash and cash equivalents at end of period	$74,177	$122,332

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES

HSN, INC. RECONCILIATION OF NON-GAAP TO GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$68,194	$21,831	$90,025	$62,657	$19,435	$82,092
Stock-based compensation expense	(3,617)	(1,151)	(4,768)	(3,053)	(731)	(3,784)
Depreciation and amortization	(7,590)	(3,495)	(11,085)	(7,423)	(3,380)	(10,803)
Distribution center closure (a)	(3,032)	—	(3,032)	—	—	—
Loss on disposition of fixed assets	(430)	(7)	(437)	(104)	(34)	(138)
Operating income	$53,525	$17,178	$70,703	$52,077	$15,290	$67,367
Interest expense, net			(3,880)			(1,810)
Income before income taxes			66,823			65,557
Income tax provision			(25,191)			(24,617)
Net income			$41,632			$40,940

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014
	HSN	Cornerstone	Total	HSN	Cornerstone	Total
Adjusted EBITDA	$134,384	$28,791	$163,175	$121,799	$20,051	$141,850
Stock-based compensation expense	(7,226)	(2,198)	(9,424)	(6,197)	(1,613)	(7,810)
Depreciation and amortization	(15,008)	(7,326)	(22,334)	(14,860)	(6,699)	(21,559)
Distribution center closure (a)	(3,032)	—	(3,032)	—	—	—
CPSC settlement (b)	—	—	—	—	(3,100)	(3,100)
Loss on disposition of fixed assets	(665)	(8)	(673)	(104)	(42)	(146)
Operating income	$108,453	$19,259	$127,712	$100,638	$8,597	$109,235
Interest expense, net			(7,177)			(3,509)
Income before income taxes			120,535			105,726
Income tax provision			(45,214)			(40,604)
Net income			$75,321			$65,122

(a) In the second quarter of 2015, HSN recorded $3.0 million for certain costs associated with the planned closure of one of its distribution centers.
(b) In the first quarter of 2014, Cornerstone had a $3.1 million settlement with the Consumer Product Safety Commission.

HSN, INC. RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EPS TO GAAP NET INCOME AND GAAP DILUTED EPS
(unaudited; in thousands except per share amounts)

	Three Months Ended
	June 30,
	2015		2014
	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$43,526	$0.81	$40,940	$0.76
Distribution center closure (a)	(1,894)	(0.03)	--	--
CPSC settlement (b)	--	--	--	--
GAAP	$41,632	$0.78	$40,940	$0.76
GAAP diluted weighted average shares outstanding		53,675		53,745

	Six Months Ended
	June 30,
	2015		2014
	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$77,215	$1.44	$68,222	$1.26
Distribution center closure (a)	(1,894)	(0.03)	--	--
CPSC settlement (b)	--	--	(3,100)	(0.05)
GAAP	$75,321	$1.40	$65,122	$1.21
GAAP diluted weighted average shares outstanding		53,718		53,954

(a) In the second quarter of 2015, HSN recorded $3.0 million for certain costs associated with the planned closure of one of its distribution centers.
(b) In the first quarter of 2014, Cornerstone had a $3.1 million settlement with the Consumer Product Safety Commission.

HSN, INC.'S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company's definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results.  We believe Adjusted Net Income is useful to investors because it represents HSNi's consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding for Adjusted EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi's consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items.  Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

CONTACT: Felise Glantz Kissell (Analysts/Investors)
         727-872-7529
         felise.kissell@hsn.net

         Gigi Ganatra Duff (Media)
         727-872-4808
         gigi.ganatraduff@hsn.net